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                                                              Exhibit 5.1


                                December 6, 1999


Macromedia, Inc.
600 Townsend Street
San Francisco, CA  94103

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Macromedia, Inc. ("MACROMEDIA") with the Securities and Exchange Commission (the "COMMISSION") on or about December 6, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,586,394 shares of Macromedia Common Stock (the "STOCK") to be sold pursuant to: (a) an outstanding option for 350,000 shares of Stock that was granted outside of Macromedia's option plans (the "NON-PLAN OPTION"); (b) options for up to 124,500 shares of Stock that are outstanding under Macromedia's 1999 Stock Option Plan (the "1999 PLAN"); (c) options for up to 875,500 shares of Stock that may be granted by Macromedia under the 1999 Plan; (d) outstanding options for up to 808,958 shares of Stock originally granted by Andromedia, Inc. ("ANDROMEDIA") under its 1996 Stock Option Plan, 1997 Stock Plan and 1999 Stock Plan (collectively, the "ANDROMEDIA PLANS") that were assumed by Macromedia (the "ASSUMED OPTIONS"), pursuant to the Agreement and Plan of Reorganization dated as of October 6, 1999, among Macromedia, Andromedia and Peak Acquisition Corp., Macromedia's wholly-owned subsidiary (the "MERGER AGREEMENT"); (e) outstanding options for up to 427,200 shares of Stock granted by Macromedia under Andromedia's 1999 Stock Option Plan (the "1999 ANDROMEDIA PLAN") that Macromedia assumed pursuant to the First Amendment to the Merger Agreement entered into as of November 23, 1999 (the "MERGER AGREEMENT AMENDMENT"); and (f) options for up to 236 shares of Stock that may be granted by Macromedia under the 1999 Andromedia Plan assumed by Macromedia pursuant to the Merger Agreement Amendment.

         In rendering this opinion, we have examined the following:

         (1) Macromedia's form of Non-Plan Stock Option Grant and form of exercise agreement;

         (2) the 1999 Plan and the forms of stock option agreement and exercise agreement, used by Macromedia in connection with such plan;

         (3)      the Andromedia Plans and the related stock option agreements;

         (4) the Registration Statement, together with the Exhibits filed as a part thereof;

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Macromedia, Inc.
December 3, 1999
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         (5)      the Prospectuses prepared in connection with the Registration
                  Statement;

         (6)      the Merger Agreement and Merger Agreement Amendment;

         (7) the minutes (including draft minutes) of meetings and actions by written consent of the stockholders and Board of Directors that are contained in Macromedia's minute books in our possession;

         (8) a Management Certificate addressed to us and dated of even date herewith executed by Macromedia containing certain factual representations;

         (9) Macromedia's registration statement on Form 8-A filed with the Commission on October 22, 1993, as amended on Form 8-A/A filed with the Commission on October 5, 1999; and

         (11) the stock records that you have provided to us (consisting of a verification letter from your transfer agent dated December 3, 1999 verifying the number of your issued and outstanding shares of capital stock and a list of outstanding option totals and shares available for purchase under Macromedia's Employee Stock Purchase Plan respecting your capital stock that was prepared by you and dated December 3, 1999).

         We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission, and have confirmed your eligibility to use Form S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization and execution and delivery of all documents where due authorization and execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California


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Macromedia, Inc.
December 3, 1999
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and (without reference to case law or secondary sources) the existing Delaware
General Corporation Law.

         Based upon the foregoing, it is our opinion that (a) the up to 350,000 shares of Stock to be issued and sold by you pursuant to the Non-Plan Option, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement and the Non-Plan Stock Option Grant; (b) the up to 116,000 shares of Stock to be issued and sold by you pursuant to the stock options granted under the 1999 Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1999 Plan and accompanying stock option agreements; (c) the up to 884,000 shares of Stock to be issued and sold by you pursuant to the stock options to be granted under the 1999 Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1999 Plan and accompanying stock option agreements; (d) the up to 808,958 shares of Stock to be issued and sold by you pursuant to the Assumed Options, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement and the stock option agreements governing the Assumed Options; (e) the up to 427,200 shares of Stock to be issued and sold by you pursuant to the stock options granted under the 1999 Andromedia Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1999 Andromedia Plan and the stock option agreements entered into pursuant to such stock options and
(f) the up to 236 shares of Stock that may be granted by you under the 1999 Andromedia Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement and the stock option agreements entered into pursuant to such stock options, thereunder will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,




                                        /s/ FENWICK & WEST LLP